Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-239139, 333-257746 and 333-261225) and in the Registration Statements on Form S-8 (Nos. 333-239184, 333-225031, 333-134767, 333-153019, 333-191507, 333-191505) of Vista Gold Corp. of our report dated February 24, 2022 relating to the financial statements for the fiscal year ended December 31, 2021, which appears in this Form 10-K.

/s/ Plante & Moran, PLLC
Denver, CO
February 24, 2022